EX-10.35

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk ("[****]") to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

             LETTER OF INTENT, LIMITED LICENSE AND OPTION AGREEMENT

           THIS LETTER OF INTENT, LIMITED LICENSE AND OPTION AGREEMENT

("LOI/Limited License/Option Agreement") is entered into this 10th day of November, 2000, by and between MetaMorphix, Inc., a Delaware corporation with a business address at 1450 South Rolling Road, Baltimore, Maryland 21227 ("MMI") and Pilgrim's Pride Corporation, a Delaware corporation with its principal place of business at 110 S. Texas Street, Pittsburg, TX 75686 ("Pilgrim's Pride"). (Pilgrim's Pride and MMI may each be referred to as a "Party" and may be collectively referred to as the "Parties").

        WHEREAS, MMI is in the business of producing biotechnology-based products focused on improving poultry production, livestock production and animal health;

        WHEREAS, MMI has developed Myostatin(TM) Blockers, biotechnology-based products that are administered by injection into chicken eggs to inhibit the biological function of the. Myostatin(TM) protein thereby causing an increase in muscle mass and carcass weight, accelerated weight gain, improved feeding efficiency, standardization and uniformity of growth of males and females and/or improved nutritional profile of the meat ("Myostatin(TM) Blockers");

        WHEREAS, MMI represents that it either owns or holds valid exclusive licenses to patent applications, patents and know-how (hereinafter collectively referred to as "Myostatin(TM) Blocker Technology") related to the Myostatin(TM) Blockers for non-human applications that (x) either disrupt or eliminate Myostatin(TM) protein synthesis, bind to Myostatin(TM) receptors or interfere with Myostatin(TM) signal transduction; and (y) result in an increase or modification of muscle growth in chickens (the "MBT Applications");
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        WHEREAS, Pilgrim's Pride is in the business of producing, processing and marketing poultry products in the. United States;

        WHEREAS, MMI desires that Pilgrim's Pride enter into a long term, non-exclusive, non-divisible, personal license agreement with respect to the Myostatin(TM) Blocker Technology for use in poultry production in the United States;

        WHEREAS, Pilgrim's Pride desires to conduct its own internal research and evaluation of the Myostatin(TM) Blocker Technology under commercial broiler production conditions prior to entering into a long term, non-exclusive, non-divisible, personal license agreement (hereinafter "Long Term License Agreement");

        WHEREAS, Pilgrim's Pride desires to enter into a Long Term License Agreement with MMI so that Pilgrim's Pride may conduct, at their option, internal research and evaluation of the Myostatin(TM) Blocker Technology to further verify that the Myostatin(TM) Blocker causes a material increase in muscle mass and carcass weight, accelerated weight gain, improved feeding efficiency, standardization and uniformity of growth of males and females and/or improved nutritional profile of the meat ("Pilgrim's Trials"). Any further references to such Pilgrims Trials made herein are made under the assumption that Pilgrim's Pride will undertake the Pilgrim's Trials. If Pilgrim's Pride does not conduct the Pilgrim's Trials, MMI will not consider this a breach of this LOl/Limited License/Option Agreement; and

        WHEREAS, MMI and Pilgrim's Pride desire to enter into this LOI/Limited License/Option Agreement to facilitate the Pilgrim's Pride commercial scale trials, to facilitate negotiations of agreements which will govern the terms of the proposed Long Term License Agreement between MMI and Pilgrim's Pride and to affirm Pilgrim's Pride's intention to participate in the Poultry Scientific Advisory Committee, as defined in Paragraph 1(a) below.

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        NOW, THEREFORE, in consideration of the mutual promises and benefits acknowledged by each of the above Parties, the Parties agree to:

1. RELATIONSHIP MANAGEMENT. Each Party will employ reasonable efforts to provide the necessary resources to:

        (a) form a committee comprised of all poultry companies that enter into license agreements with MMI, for the purpose of selecting an independent third party to conduct commercial scale trials on the Myostatin(TM) Blocker Technology under commercial broiler production conditions ("Poultry Scientific Advisory Committee");

        (b) develop and establish a general process for implementing an evaluation of the Myostatin(TM) Blocker Technology under commercial broiler production conditions and for the commencement of such commercial scale trials (the "Commercial Scale Trials") to be agreed upon according to the provisions of Paragraph 2(b), INFRA;

        (c) conduct the Commercial Scale Trials and the Pilgrim's Trials in an effort to obtain the information necessary to support U.S. regulatory approval of products based upon the Myostatin(TM) Blocker Technology;

        (d) ensure that Pilgrim's Pride will provide Will with monthly reports detailing the conduct and progress of the Pilgrim's Trials;

        (e) participate in regularly scheduled quarterly meetings in an effort to identify any further requisite scope of work and to analyze the year-to-date performance of the Pilgrim's Trials and the Commercial Scale Trials; and

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        (f)     designate relationship managers as a primary contact for the other Party.

2.      GRANT OF LIMITED LICENSE.

        (a) Subject to the terms and conditions of this LOI/Limited License/Option Agreement, MMI hereby grants to Pilgrim's Pride a limited non-exclusive, nondivisible, personal license to use the Myostatin(TM) Blocker Technology (the "Limited License") for research conducted in the Pilgrim's Trials solely related to the MBT Applications and the products developed using the Myostatin(TM) Blockers. This Limited License is limited to the use of the inventions and knowhow comprising the Myostatin(TM) Blocker Technology for the evaluation of the use of Myostatin(TM) Blockers by injection into chicken eggs under commercial broiler production.

        (b) The Limited License shall expire thirty (30) days following the completion of the Commercial Scale Trials, but maybe extended by a written agreement between the Parties.

3.      MMI'S RESPONSIBILITIES.

        (a)     POULTRY SCIENTIFIC ADVISORY COMMITTEE.

                (i) MNII shall form a Poultry Scientific Advisory Committee for selecting an independent third party to conduct the Commercial Scale Trials on the Myostatin(TM) Blocker Technology.

                (ii) MMI shall appoint the Chairman of the Poultry Scientific Advisory Committee.

                (iii) MMI agrees that Pilgrim's Pride, and every other poultry company under contractual arrangements with MMI relating to the Myostatin(TM) Blocker

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                        Technology, shall have the right to appoint one (1)
                        person to serve on the Poultry Scientific Advisory Committee and that each committee member, including the Chairman, shall have one (1) vote.

        (b)     COMMERCIAL SCALE TRIALS.

                (i) MNII shall initiate the Commercial Scale Trials at its own expense, but not to exceed One Hundred Thousand Dollars ($100,000). MMI further agrees that in the event costs associated with the Commercial Scale Trials exceed $100,000 that MNII will not request any monetary contribution from Pilgrim's Pride to offset these cost overruns.

                (ii) The Commercial Scale Trials are to be conducted by an independent third party expert who will be approved by a simple majority vote of the members of the Poultry Scientific Advisory Committee.

                        MMI agrees that protocols for the Commercial Scale Trials shall also be approved by a simple majority vote of the members of the Poultry Scientific Advisory Committee.

                (iv) MMI shall be responsible for conducting, at its own expense, all studies required for U.S. regulatory approval of the use of the Myostatin(TM) Blocker Technology in poultry production.

                (v) MMI shall be responsible for manufacturing and supplying the Myostatin(TM) Blockers for the Commercial Scale Trials.

        (c) MMI agrees that, conditioned upon the execution of this LOI/Limited License, a Non-disclosure/Confidentiality Agreement (a copy of which is attached hereto as EXHIBIT A and incorporated herein by this reference), a Material Transfer

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                Agreement (a copy of which is attached hereto as EXHIBIT B and incorporated herein by this reference) upon determination by MMI, in its sole discretion, that sufficient quantities of the Myostatin(TM) Blocker product exists to provide Pilgrim's Pride, it will make the quantity of the Myostatin(TM) Blocker product necessary to perform the Pilgrim's Trials available for use in the Pilgrim's Trials on a cost plus ten percent (10%) basis and to provide such technical assistance deemed reasonably necessary by MMI for the successful completion of the Pilgrim's Trials.

        PILGRIM'S PRIDE'S RESPONSIBILITIES.

        (a) Pilgrim's Pride will pay MMI a non-refundable fee of Two Hundred Fifty Thousand Dollars ($250,000) upon execution of this LOI/Limited License.

        (b) POULTRY SCIENTIFIC ADVISORY COMMITTEE. PILGRIM'S TRIALS AND COMMERCIAL SCALE TRIALS.

                (i) Pilgrim's Pride will appoint one (1) individual to serve on the Poultry Scientific Advisory Committee.

                (ii) Pilgrim's Pride agrees to a similar. representation on the Poultry Scientific Advisory Committee by all other poultry companies under contractual arrangements with MMI relating to the Myostatin(TM) Blocker Technology who have agreed to participate in the Commercial Scale Trials, that each committee member will have one (1) vote and that MMI will appoint the Chairman, who shall also have one (1) vote.

                (iii) Pilgrim's Pride will accept the quantity of the Myostatin(TM) Blocker product necessary to perform the Pilgrim's Trials made available by MMI

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                        to Pilgrim's Pride on a cost plus ten percent (10%)
                        basis for the purpose of conducting the Pilgrim's
                        Trials.

                (iv) Pilgrim's Pride shall be responsible for paying for all aspects of the Pilgrim's Trials and shall make any and all data and results of the Pilgrim's Trials available to MMI on a monthly basis.

                (v) During the term of this LOI/Limited License/Option Agreement and until the execution of a Long Term License Agreement by Pilgrim's Pride and MMI, as set forth in Paragraph 4, INFRA, any inventions, improvements thereof or know-how arising from Pilgrim's Trials or the Commercial Scale Trials on the Myostatin(TM) Blocker Technology or any patent application thereon: (a) will be disclosed to MMI immediately; and (b) MMI will be granted a royalty-free, exclusive, worldwide license to the patent applications, patents or improvements thereof, patent rights and know-how with additional rights to sublicense them to third parties.

        (c) Pilgrim's Pride agrees that, in its internal research and evaluation of the Myostatin(TM) Blocker Technology, it will comply with all federal and state regulatory laws and restrictions.

        (d) Pilgrim's Pride will participate in regularly scheduled quarterly meetings in an effort to identify any further requisite scope of work and to analyze the year-todate performance of the Commercial Scale Trials.

        (e) Pilgrim's Pride will designate relationship managers as a primary contact for the other Party.

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


        LONG TERM LICENSE AGREEMENT.

        (a) Upon successful completion of the Commercial Scale Trials, Pilgrim's Pride agrees to enter into good faith negotiations with MMI to enter into a Long Term License Agreement for the use of the Myostatin(TM) Blocker Technology (the "Long Term License") limited to improving chicken meat production economics by inhibiting the biological function of the Myostatin(TM) protein by injecting Myostatin(TM) Blocker into chicken eggs, thereby creating benefits, including, but not limited to, an increase in muscle mass and carcass weight, accelerated weight gain benefits, including, but not limited to, improved feeding efficiency, standardization and uniformity of growth of males and females and/or improved nutritional profile of the meat Unless otherwise agreed to by the parties in writing, a Long Term License Agreement shall be executed within ninety (90) days after the completion of the Commercial Scale Trials. It is also anticipated that MMI may enter into similar Long Term License Agreements with up to three additional poultry producers, to be selected within the discretion of MMI.

        (b) It is anticipated that the Long Term License Agreement will be limited to the territory of the United States, without any rights of export ("Territory").

        (c) It is anticipated that the Long Term License Agreement will have an initial term of five (5) years to begin upon U.S. regulatory approval for products produced using the Myostatin(TM) Blocker Technology and chickens produced from the Myostatin(TM) Blockers products, with a right to renew the license for similar five (5) year terms until the expiration date of the licensed patents, provided,

                HOWEVER, that renewal of the Long Term License Agreement will be conditioned

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


                upon Pilgrim's Pride's production exceeding certain minimum sales volumes which will be mutually agreed upon by Pilgrim's Pride and MMI. These renewals will be subject to the applicable patent term.

        (d) It is anticipated that the license fee under the Long Term License, and any other license agreements entered into for the use of Myostatin(TM) Blockers with other poultry companies, shall have two components: (i) an up-front license fee and (ii) a royalty fee based on the value added per chicken by using the Myostatin(TM) Blockers (the "Value Added").

        (e) It is anticipated that the aggregate of all up-front license fees under the Long Term License, and any other long term license agreement MMI enters into with other poultry companies, shall total [****] Dollars ($[****]). Under any long term license agreement, it will be stipulated that Pilgrim's Pride will pay their PRO RATA share of the $[****] total up-front license fee based upon Pilgrim's Pride's production level of chickens in pounds-per-year as it relates to the total annual chicken production levels of all of MMI's licensees under the referenced agreements. For the purpose of the PRO RATA division of these up-front license fees, the calendar year 1999 will be used as the base year.

        (f) It is anticipated that Pilgrim's Pride will pay its share of the up-front license fees on the following schedule: (i) one-quarter (1/4) of the total up-front license fee will be due upon the execution of the Long Term License Agreement; and (ii) one-quarter (1/4) of the total up-front license fee will be due upon the first, second and third anniversaries of the execution of the Long Term License Agreement; provided however, that such share of the up-front license fee will be limited to a

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


                payment of no more than [****] per annum.

        (g) Although it is anticipated that the Value Added royalty component of the license fee will equate to thirty percent (30%) of the value added to the licensees' chicken production from using the Myostatin(TM) Blocker Technology, a definitive Value Added royalty component will be negotiated and agreed upon by the Parties prior to execution of the Long Term License Agreement This Value Added royalty will be calculated and paid on a quarterly basis. Pilgrim's Pride, as a member of the Poultry Advisory Committee, shall participate in further negotiations with MMI and the other members of the Poultry Scientific Advisory Committee, to determine the Value Added royalty to be paid to MMI that will be based upon the average economic benefit provided by the Myostatin(TM) Blocker Technology on a cents-per-chicken basis. If the Poultry Scientific Advisory Committee cannot mutually agree on a Value Added amount to be included in the Long Term License, the Poultry Scientific Advisory Committee will agree to the appointment of a panel of three (3) independent arbitrators to initiate non-binding arbitration to make this determination. It is anticipated that if the determination of the arbitrators is unsatisfactory to MMI, MMI reserves the right to terminate the negotiations with any dissenting member of the Poultry Scientific Advisory Committee.

        (h) If the Parties enter into the Long Term License, it is anticipated that Pilgrim's Pride will provide sales and royalty reports within thirty (30) days of the end of each quarter.

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        (1)     If the Parties enter into the Long Term License, MMI will credit the up-front license fee advanced by Pilgrim's Pride against any Value Added royalty to be paid under the Long Term License. However, MMI's obligation to credit Pilgrim's Pride's up-front license fee payments against any Value Added royalty payments will be limited to no more than fifty percent (50%) of the total Value Added royalty due in any one year and shall continue from year to year until the up-front license fee has been fully credited. Upon completion of repayment to Pilgrim's Pride of its up-front license fees, Pilgrim's Pride will pay MMI the full agreed upon Value Added royalty for the duration of the term of the Long Term License.

        (j) It is anticipated that the Long Term License will contain representations, warranties and indemnities by the Parties customary for transactions and relationships of this nature for failure to perform covenants and for breach of representation and warranties.

        (k) It is anticipated that the Long Term License Agreement shall contain provisions that:

                (i) Pilgrim's Pride may terminate the Long Term License Agreement at any time upon thirty (30) days written notice;

                (ii) If Pilgrim's Pride terminates the Long Term License Agreement, Pilgrim's Pride's rights to use the Myostatin(TM) Blocker Technology will be revoked and Pilgrim's Pride's obligation to pay MMI any future up-front license fees will terminate; and

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                (iii)   MMI shall have the right to terminate the Long Term
                        License Agreement in the event of a breach of any of the terms or conditions of the Long Term License Agreement and such breach has not been cured within forty-five
                        (45) days of receipt by Pilgrim's Pride of the notice of such breach.

        (1) It is anticipated that the Long Term License Agreement will not be assignable, transferable or saleable without MMI's consent, which may be granted in MMI's sole discretion.

        (m) It is anticipated that the Long Term License Agreement shall contain a provision that any new patent applications, patents or improvements thereof, patent rights and know-how arising from Pilgrim's Pride's use or internal research of the Myostatin(TM) Blocker Technology shall be: (a) disclosed immediately; and (b) licensed promptly to MMI. This license will be royalty-free, non-exclusive, and worldwide with additional rights to sublicense them to third parties.

        (n)     INDEMNIFICATION.

                (i) Pilgrim' s Pride, its directors; officers, employees, agents and assigns will agree to indemnify, defend and hold harmless MMI and its directors, officers, employees and agents from and against any and all claims threatened or initiated against MMI that arise under any federal or state antitrust or unfair competition law, and which challenge any conduct under Paragraph 10 hereof or its implementing provision in the Long Term Licensing Agreement. This agreement to indemnify, defend and hold harmless shall cover any and all losses, expenses, damages, liabilities, and costs, including without limitation, interest, penalties,

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                        double or treble damages, reasonable attorneys' fees,
                        court or litigation costs, costs associated with responding to any investigative demand or discovery request, judgments, and amounts paid in settlement by MMI (upon consultation with Pilgrim's Pride) arising from such claims or any claims supplemental to them. This is conditional, however, upon a finding and or judgment of a court of competent jurisdiction that the provisions of Paragraph 10 hereof, or its implementing provision in the Long Term Licensing Agreement, are unlawful, or if MMI, after consultation with PP, enters into an agreement settling-any such actual or threatened claims.

                (ii) Each Party hereto and its directors, officers, employees, agents and assigns agrees to indemnify, defend and hold harmless the other Party hereto and its directors, officers, employees and agents from and against all claims, losses, damages, costs, expenses (including, but not limited to, reasonable attorney's fees and costs of litigation actually incurred) or liability incurred or suffered due to either of such Parties, or such Parties authorized agents or contractors, negligence or willful misconduct.

                (iii) MMI, its directors, officers, employees, agents and assigns will agree to indemnify, defend and hold harmless Pilgrim's Pride and its directors, officers, employees and agents from and against any and all claims related to Patent infringements by MMI under or related to the Long Term License Agreement,

                (iv) The foregoing agreements to indemnify, defend and hold harmless shall be effective throughout the term of the Long Term Licensing Agreement, and

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                        shall extend to any claim initiated or threatened after
                        the termination of the Long Term Licensing Agreement, if such claim arises out of conduct that occurred during the term of the agreement.

6.      TERM AND TERMINATION OF LOI/LIMITED LICENSE/OPTION AGREEMENT.

        (a) The term of the LOI/Limited License/Option Agreement shall commence upon execution of this LOI/Limited License/Option Agreement and shall terminate upon the completion of the Commercial Scale Trials (the "Term").

        (b) Pilgrim's Pride shall have the right to terminate this LOI/Limited License/Option Agreement at any time, but agrees, that upon termination, MMI, due to the nonexclusive nature of this LOI/Limited License/Option Agreement, shall have the right to license the Myostatin(TM) Blocker Technology to a replacement poultry company to participate in the Poultry Scientific Advisory Committee and for the same uses in the field and Territory.

        (c) Pilgrim's Pride agrees that termination of the agreement by Pilgrim's Pride will not provide Pilgrim's Pride-with any residual rights to the Myostatin(TM) Blocker Technology.

        (d) In the event of termination, the fee of Two Hundred Fifty Thousand Dollars ($250,000) will be retained by MMl.

        (e) MMI shall have the right to terminate the LOI/Limited License/Option Agreement in the event of a breach by Pilgrim's Pride of this L0I/Limited License/Option Agreement and such breach has not been cured within forty-five (45) days of receipt by Pilgrim's Pride of the notice of such breach.

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7.      COSTS AND EXPENSES. Each Party will bear its own costs and expenses in connection with the transactions contemplated herein, except for the payment by Pilgrim's Pride on a cost plus ten percent (10%) basis to MMI for use of the Myostatin(TM) Blocker product in the Pilgrim's Trials.

8. CONFIDENTIALITY. The Parties agree to enter into a Non-Disclosure/Confidentiality Agreement and agree that the terms of this LOI/Limited License/Option Agreement and any of the agreements contemplated herein shall be subject to the provisions of the NonDisclosure/ Confidentiality agreement, the terms and conditions of which shall survive any termination or expiration of this LOI/Limited License/Option Agreement or any subsequent agreement entered into between the Parties.

9. PUBLICITY. It is the Parties' intention to issue press releases concerning this LOI/ Limited License/Option Agreement. Such releases shall be mutually agreed upon and, prior to making such releases, neither Party shall:

        (a)     make any announcement, public or private;

        (b)     discuss the terms and conditions of the
                LOI/LimitedLicense/Option Agreement, the Poultry Scientific Advisory Committee, the Commercial Scale Trials or the Pilgrim's Trials; or

        (c) discuss any of the proposed transactions with any third party other than either Party's attorneys, without the prior consent of the other Party.

        After any such press release, all future communications or press releases will be limited to the contents of the initial press release. Thereafter, MMI, in its sole discretion, shall control and approve all other publicity regarding the Myostatin(TM) Blocker Technology.

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10.     NON-EXCLUSIVE RELATIONSHIP. Subject to the limitations set forth in
        Paragraph 4(a) above, nothing in this LOI/Limited License/Option Agreement shall be construed as preventing or prohibiting MMI from entering into additional agreements with third parties for similar activities and/or services. However, MMI will limit the negotiation of the rights to a long-term license agreement to the initial four companies that participate in the Poultry Advisory Committee and the Commercial Scale Trials as set forth in paragraphs 3 and 4. SUPRA. Moreover, if, in the event any of the initial four companies fail to execute a long-term license agreement or in the event of governmental intervention, MMI reserves the exclusive right to negotiate with a replacement company of MMI's exclusive choosing.

11. ENTIRE AGREEMENT. All previous negotiations and understandings between MMI and Pilgrim's Pride, or their respective agents and employees, with respect to the transaction set forth herein, are merged into this LOI/Limited License/Option Agreement, except for the Non-Disclosure) Confidentiality Agreement and the Material Transfer Agreement, which alone fully and completely expresses the Parties' rights, duties and obligations with respect to its subject matter and which may be amended only by a subsequent written agreement between the Parties.

12. NO MERGER. The warranties, representations and covenants expressly made herein shall survive the termination of this LOI/Limited License/Option Agreement and shall not be merged therein.

13. GOVERNING LAW. This LOI/Limited License/Option Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

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14.     CHOICE OF FORUM. Any action or proceeding arising in any way out of this
        LOI/Limited License/Option Agreement must be brought as follows: (x) if by MMI, in the United States District Court, District of Maryland; (y) if by Pilgrim's Pride, in the United States District Court, District of North Texas; and (z) any such action or proceeding will be governed by the laws of the State of Delaware.

15. SEVERABILITY. If any provision of this LOI/Limited License/Option Agreement is found by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remainder of this LOT/Limited License/Option Agreement will not be affected, and in lieu of each provision that is found to be illegal, invalid, or unenforceable, a provision will be added as a part of this LOI/Limited License/Option Agreement that is as similar to the illegal, invalid, or unenforceable provision as may be possible and will be legal, valid and enforceable.

16. CONSTRUCTION. The rule of strict construction shall not apply to this LOI/Limited License/Option Agreement. This LOI/Limited License/Option Agreement has been prepared by MMI and its professional advisors and reviewed by Pilgrim's Pride and its professional advisors. MMI, Pilgrim's Pride and their separate advisors believe that this LOI/Limited License/Option Agreement is the product of all of their efforts, that it expresses their agreement, and that it should not be interpreted in favor of or against either MMI or Pilgrim's Pride merely because of their efforts in preparing it.

17. CAPTIONS GENDER NUMBER AND LANGUAGE OF INCLUSION. The captions are inserted in this LOI/Limited License/Option Agreement only for convenience of reference and do not define, limit, or describe the scope or intent of any provisions of this LOI/Limited License/Option Agreement. Unless the context clearly requires otherwise, the singular

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        includes the plural, and vice versa, and the masculine, feminine, and neuter adjectives include one another. As used in this LOI/Limited License/Option Agreement, the word "including" shall mean "including, but not limited to."

18. BINDING EFFECT. This LOI/Limited License/Option Agreement, shall be binding upon and inure to the benefit of the Parties hereto and their respective successors, permitted assigns, heirs and personal representatives.

19.     MERGER, ACQUISITION OR SIMILAR TRANSACTIONS.

        (a) The Parties acknowledge that the Limited License granted hereunder has been negotiated with reference to the current operations of the Pilgrim's Pride. Accordingly, the Parties have agreed to the following terms governing merger, acquisition or similar transactions:

                (i) Any majority controlled subsidiary of Pilgrim's Pride, or of a Pilgrim'sPride affiliate, that is created in the ordinary course of business after the execution of this agreement shall not affect the Limited License herein;

                (ii) Any Party that becomes a majority owned or controlled subsidiary of Pilgrim's Pride, or of a then-existing licensed Pilgrim's Pride affiliate, after the execution of the LOI/Limited License/Option Agreement shall be made a Party to this LOl/Limited License/Option Agreement;

                (iii) Any licensed Pilgrim's Pride affiliate or business unit of Pilgrim's Pride that is acquired by a third-party shall no longer be entitled to the benefit of this Limited License; and

                (iv) In the event a majority of the stock or assets of Pilgrim's Pride are acquired or merged or consolidated with a third person, the Limited License granted herein may be rescinded at the sole discretion of MMI.

20. ASSIGNMENT. Subject to the provisions of Paragraph 19 hereof, this LOl/Limited License/Option Agreement may not be assigned by Pilgrim's Pride without the prior consent of MNII, which may be withheld for any reason.

21. TIME. Time is of the essence of this LOI/Limited License/Option Agreement and each and every provision hereof.

22. NOTICE. All notices, consents, waivers, and other communications that are required under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested). All other business correspondence, including, but not limited to, billing invoices, shipping information or order entries, shall be in writing and shall be deemed to have been given when posted with a reputable mail carrier. In either case, all of these communications must be to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a Party may designate by notice to the other Parties):

If to MMI:

                Edwin C. Quattlebaum
                MetaMorphix, Inc.
                1450 South Rolling Road Baltimore,
                MD 21227
                Telephone: (410) 455-5820 Facsimile:
                (410) 455-5885

If to Pilgrim's Pride:

                Mark Lawrence
                Pilgrim's Pride Corporation 110 South
                Texas Street
                Pittsburgh, TX 75686
                Telephone: (903) 855-4165 Facsimile:
                (903) 855-4945

Also provide a copy to:

                Powell, Goldstein, Frazer & Murphy LLP.
                Sixteenth Floor
                191 Peachtree Street, NE
                Atlanta, GA 30303
                Attention: Joel C. Williams, Jr., Esq.
                Telephone: (404) 572-6836
                Facsimile: (404) 572-6999

23. WAIVER AND MODIFICATIONS. No provision of this LOI/Limited License/Option Agreement shall be waived, unless in writing signed by the Party effecting such waiver. No waiver of the breach of any of the terms or provisions of this LOI/Limited License/Option Agreement shall be a waiver of any preceding or succeeding breach of this LOI/Limited License/Option Agreement or any other provisions of it. No waiver of any default, express or implied, made by any Party hereto shall be binding upon the Party making such waiver in the event of a subsequent default. This LOI/Limited License/Option Agreement may only be modified or amended by a written agreement executed by each of the Parties.

24. WAIVER AND MODIFICATIONS. No provision of this LOI/Limited License/Option Agreement shall be waived, unless in writing signed by the Party effecting such waiver. No waiver of the breach of any of the terms or provisions of this LOI/Limited License/Option Agreement shall be a waiver of any preceding or succeeding breach of this LOI/Limited License/Option Agreement or any other provisions of it. No waiver of any default, express or implied, made by any Party hereto shall be binding upon the Party making such waiver in the event of a subsequent default. This LOI/Limited License/Option Agreement may only be modified or amended by a written agreement executed by each of the Parties.

25.     FURTHER PROVISIONS.

        (a) LEGAL REPRESENTATION. The Parties hereto each acknowledge that, in entering into this LOI/Limited License/Option Agreement, they have not relied upon any statements, representations, warranties, correspondence, negotiations, conditions, understandings, promises or agreements, oral or written, not specifically set forth in this LOI/Limited License/Option Agreement, except those in the NonDisclosure/Confidentiality Agreement and Material Transfer Agreement. All of the Parties to this LOI/Limited License/Option Agreement represent that they are represented by legal counsel and have been fully advised as to the meaning and consequence of all of the terms and provisions of this LOI/Limited License/Option Agreement.

        (b) POST CONFORMING DOCUMENTS. The Parties hereto shall execute and deliver any and all additional papers, documents, and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent of the Parties hereto.

        (c) AUTHORITY TO SIGN. All of the Parties hereto and their authorized representatives signing this LOI/Limited License/Option Agreement/Option Agreement represent and warrant that they have authority to execute and enter into this LOI/Limited License/Option Agreement.

25. CERTAIN PROHIBITIONS. Pilgrim's Pride, or any of Pilgrim's Pride's affiliates, agree not to, either directly or indirectly, through its subsidiaries and other affiliates or otherwise, provide financial or other support for, provide documentation to or provide testimony on behalf of, except as may be required by law, any third person in the prosecution or submission of any claim, suit, petition, application, request, against MMI or any of its subsidiaries, affiliates, agents, strategic partners or customers relating to the Myostatin(TM) Blocker Technology ("Claims"). Furthermore, Pilgrim's Pride and Pilgrim's Pride's Affiliates will promptly give notice to MMI of all Claims of which they become aware and of all activities undertaken by third parties in preparation for assertion of any Claims, including without limitation attempts by third parties to solicit or organize financial or other support for the submission or assertion of any Claims.

26. EFFECT OF LOI/LIMITED LICENSE/OPTION AGREEMENT PROVISIONS. The Parties shall negotiate in good faith toward the execution of the Long Term License Agreement described herein. The provisions of Paragraph 4 represent the Parties' good faith intention to negotiate toward execution of a definitive long term agreement. Unless otherwise agreed to by the parties in writing, a Long Term License Agreement shall be executed within ninety (90) days after the completion of the Commercial Scale Trials.

        Only the provisions of Paragraph 4 of this LOI/Limited License/Option Agreement are not binding between the Parties and neither Party shall have any liability to the other if they fail to execute a definitive agreement for any reason.

               If you agree that the foregoing correctly expresses your present intent, please sign below in the space provided. The Parties shall thereafter negotiate in a positive and constructive manner with the objective of reaching a mutually satisfactory and definitive Long Term License.


        IN WITNESS WHEREOF, the Parties have agreed to and executed this LOI/Limited License/Option Agreement as of the date first above written.

MMI                                     PILGRIM'S PRIDE
METAMORPHIX, INC.                       PILGRIM'S PRIDE CORPORATION

By: /s/ Edwin C. Quattlebaum            By:  /s/ David Van Hoose
    ------------------------                 ------------------------
                                        Name :   David Van Hoose
Name : Edwin C. Quattlebaum             Title :  President-CEO-COO
Chairman, President, & CEO              Date of Execution : 11/10/00

                                    EXHIBIT A
                  CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT

        THIS CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT (this "Agreement"), together with the Letter of Intent, Limited License and Option Agreement ("LOI/Limited License/Option Agreement), which have been executed on November 10, 2000 and incorporated herein by this reference, is made and entered into this 10th day of November, 2000, by and between MetaMorphix, Inc., a Delaware corporation ("MMI") and Pilgrim's Pride Corporation, a Delaware corporation ("Pilgrim's Pride").

        WHEREAS, MMI and Pilgrim's Pride have entered into a Letter of Intent, Limited License Agreement and Option Agreement (LOI/Limited License/Option Agreement"), dated November 10, 2000, between the parties and, accordingly, desire to exchange certain highly confidential information with each other.

        WHEREAS, each party (the "Disclosing Party") may furnish to the other party (the "Reviewing Party"), from time to time, confidential information concerning certain inventions, know how, patent strategies and patent applications, research and development strategies, business plans, relationships, trade secrets, test data and other highly confidential information and documentation that is confidential, non-public, and/or proprietary in nature (the "Confidential Information").

        WHEREAS, each party seeks to protect fully the Confidential Information provided by it.

        NOW THEREFORE, the parties mutually agree as follows:

        SECTION 1. MAINTENANCE OF CONFIDENTIALITY. The Confidential Information will be kept absolutely confidential and shall not, under any circumstances be disclosed by the Reviewing Party holding such Confidential Information in any manner whatsoever, in whole or in part. Within the Reviewing Party's organization, the disclosed confidential Information may be known only by its directors, officers, other employees with a "need to know" such information, consultants who have signed Confidentiality agreements with the Reviewing Party, and the Reviewing Party's attorneys. All such persons shall be provided with a copy of this Agreement.

        SECTION 2. PURPOSE OF DISCLOSURE. The sole purpose of disclosure of the Confidential Information is to assist the Reviewing Party in its performance of its obligations under the LOI/Limited License/Option Agreement or other future business arrangement, including all anticipated Long Term License Agreements between MMI and Pilgrim's Pride. The Reviewing Party is not to use the Confidential Information for any other purpose (e.g., to compete with the Disclosing Party). Nothing in this Agreement gives either Reviewing Party any rights in any Confidential Information of the Disclosing Party. If either party requests the return of such Confidential Information for any reason, the Reviewing Party must immediately return the Confidential Information (and any and all copies thereof) to the Disclosing Party.

        SECTION 3. DISCLOSURE TO THIRD PARTIES. Without the express prior written consent of the Disclosing Party, the Reviewing Party will not disclose Confidential Information to third parties (except to consultants and attorneys in accordance with Section 1 of this Agreement). In addition, neither party will disclose to any person or entity the fact that the Confidential Information has been made available, that discussions or negotiations are taking place or have taken place between MMI and Pilgrim's Pride concerning a possible transaction involving them or any of the terms, conditions, or other facts with respect to any such possible transaction, including the status thereof.

        SECTION 4. LIMITATIONS ON CONFIDENTIAL INFORMATION. The confidentiality restrictions shall not apply to such portion of the Confidential Information that: (a) are or become generally available to the public; (b) appears in issued patents; or (c) is already known to the Reviewing Party at the time of disclosure by the Disclosing Party or becomes known to the Reviewing Party by disclosure by a third party (which is not bound by a confidentiality agreement with the Disclosing Party). If any dispute between the parties arises, it shall be Reviewing Party's burden to prove that any Information that it has disclosed or used (other than as provided for in Section 2 of this Agreement) falls within this exception.

        SECTION 5. COMPELLED DISCLOSURE. If the Reviewing Party is requested or becomes compelled pursuant to a civil lawsuit or any criminal investigation, indictment, or proceeding (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand, or similar process) to disclose any of the Confidential Information, the Reviewing Party will provide the other party with prompt written notice prior to such request or demand for disclosure so that the other party may seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, the Reviewing Party will furnish only that portion of the Confidential Information that is legally required, and the Reviewing Party will exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information.

        SECTION 6. INJUNCTIVE RELIEF. Each party acknowledges and agrees that a breach or attempted breach of any material provision of this Agreement will cause the other party substantial and irreparable harm. Each party consents and agrees, therefore, in such event, in addition to any other remedies available to the other party at law or equity, to a temporary restraining order, preliminary injunction, and permanent injunction restraining and enjoining a breaching Reviewing Party from disclosing, publishing, or using the Confidential Information, or otherwise breaching or violating this Agreement. Each party agrees that, in connection with any remedy sought pursuant to this Section 6, it shall not be necessary to post a bond or provide other security.

        SECTION 7. INDEMNIFICATION. The Reviewing Party agrees to indemnify the other party and to hold it harmless against any loss, cost, liability, or expense, including reasonable attorney's fees, incurred by the other party by reason of the Reviewing Party's breach and non-fulfillment of any provision contained in this Agreement.

        SECTION 8. CONSTRUCTION OF AGREEMENT; CHOICE OF LAW, SEVERABILITY, NUMBER AND TERMINATION. The validity, legality, and construction of this Agreement or any of its provisions shall be determined under the laws of the State of Delaware. If any provision contained in this Agreement cannot be enforced to its fullest extent, then such provision shall be enforced to the maximum extent permissible by law, and the parties consent and agree that such provision may be judicially modified accordingly, in any proceeding brought to enforce such provision. The invalidity, illegality, or unenforceability of any provision of this Agreement shall not affect or limit the validity and enforceability of any other provision hereof. Where the context requires, the plural shall include the singular and vice versa. The provisions of this Agreement shall apply to all Confidential Information exchanged under this Agreement as long as it is in the possession of the other party, regardless of whether the LOI/Limited License/Option Agreement or other agreements between the parties lapse or terminate.

        SECTION 9. NOTICES. All notices and communications hereunder shall be in writing and shall be deemed given when sent postage prepaid by certified mail (return receipt requested) by hand delivery (against a signed receipt), or by nationally recognized overnight delivery service.

MetaMorphix, Inc.

MMI                                     1450 South Rolling Road
                                        Baltimore, Maryland 21227


PILGRIM'S PRIDE                         Pilgrim's Pride Corporation
                                        110 S. Texas Street
                                        Pittsburgh, Texas 75686
                                        Attention: Mark A. Lawrence


If a party furnishes the other with notice of a change of address, as provided in this Section, then all notices and communications thereafter shall be addressed as provided in such notice.

        SECTION 10. ENTIRE AGREEMENT. This Agreement, the LOI/Limited License/Option Agreement and the Material Transfer Agreement executed concurrently herewith by the Parties contain the entire agreement between the parties with respect to the matters contained herein and supersedes all existing agreements and all other oral, written, or other communications between the parties concerning the subject matter of this Agreement. This Agreement may be modified or waived only by a separate writing signed by the parties expressly so modifying or waiving this Agreement.

        IN WITNESS WHEREOF, the parties have executed this Confidentiality and NonDisclosure Agreement as of the day and year first above written.

WITNESS/ATTEST:                      METAMORPHIX, INC.

                                     By: /s/ Edwin C. Quattlebaum (SEAL)
---------------------------------        -------------------------
                                         Edwin C. Quattlebaum, Ph.D., /President
                                     Date:
---------------------------------         --------------------------------------


                                     PILGRIM'S PRIDE CORPORATION

                                     By: /s/ David Van Hoose (SEAL)
                                     Name: David Van Hoose
---------------------------------          -------------------------------------

                                     Title: PRESIDENT, CEO AND COO
---------------------------------

                                    EXHIBIT B

                                METAMORPHIX, INC.

                           MATERIAL TRANSFER AGREEMENT

        THIS MATERIAL TRANSFER AGREEMENT (this "Agreement"), together with the Letter of Intent, Limited License and Option Agreement ("LOI/Limited License/Option Agreement/"), which have been executed on November 10, 2000 and incorporated herein by this reference, is made and entered into this 10th day of November, 2000, by and between MetaMorphix, Inc., a Delaware corporation ("MMI") and Pilgrim's Pride Corporation, a Delaware corporation ("Pilgrim's Pride").

1.      BACKGROUND.   Pilgrim's   Pride   desires  to  obtain   samples  of  the
        Myostatin(TM) Blocker Technology and defined in the LOI/Limited License/Option Agreement (together with all derivatives and improvements, the "Material") from MMI for use in performing separate and independent commercial scale trials "Pilgrim's Trials" and in evaluating the potential license under the terms and conditions of this Agreement.

2. THE MATERIAL AND THE PILGRIM'S TRIALS. Pilgrim's Pride acknowledges that MMI owns the Material. Pilgrim's Pride will use the Material solely in its Pilgrim's Trials and for no other purpose. The Pilgrim's Trials will be conducted solely by Pilgrim's Pride at its research facilities. None of the Material will be transferred to, sold to, or used by third parties. Pilgrim's Pride will not use the Material for testing in or treatment of human subjects. Pilgrim's Pride acknowledges that the Material is experimental and will comply with all laws and regulations applicable to its handling and use. Any Material remaining upon completion of the Pilgrim's Trials will be returned immediately to MMI, at Pilgrim's Pride's cost.

3. IN VIVO STUDIES. If Pilgrim's Pride is using the Material for non-human IN VIVO studies, it will (a) consider alternative IN VITRO approaches,
        (b) comply with all applicable federal, state and local laws and regulations and (c) provide MMI with copies of the applicable IN VIVO protocols.

4.      TECHNOLOGY DISCLOSURE AND ASSIGNMENT.

4.1. DISCLOSURE. During the term of the LOI/Limited License/Option Agreement and until the execution of a Long Term License Agreement by Pilgrim's Pride and MMI, as set forth in the LOI/Limited License/Option Agreement, any inventions, improvements thereof or know-how arising from the Pilgrim's Trials on the Myostatin(TM) Blocker Technology, as defined in the LOI/Limited License/Option Agreement, or any patent application thereon: (a) will be disclosed to MMI immediately; and (b) MMI will be granted a royalty-free, exclusive, worldwide license to the patent applications, patents or improvements thereof, patent rights and know-how with additional rights to sublicense, them to third parties.

4.2. REPORTS. Pilgrim's Pride will advise and update MMI on the progress and results of the Pilgrim's Trials and will provide a written report upon the conclusion of the Pilgrim's Trials, upon any inventions being made, and at other times as MMI may reasonably request.

5. CONFIDENTIALITY. Except as provided in Paragraph 6 of this Agreement, Pilgrim's Pride will not publish or disclose any of MMI's confidential or proprietary information to third parties. The terms and conditions of the Confidentiality and Non-Disclosure Agreement executed by the parties concurrently with this Agreement are incorporated herein by this reference.

6. PUBLICATION. Pursuant to the provisions of Paragraph 9 of the LOI/Limited License/Option Agreement, MMI, in its sole discretion, shall control and approve all publications regarding the Myostatin(TM) Blocker Technology.

7. NO WARRANTY. THE MATERIAL IS PROVIDED TO RECIPIENT AS-IS AND WITHOUT WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY, TITLE OR FITNESS FOR A PARTICULAR PURPOSE.

8. INDEMNIFICATION. To the extent permitted under the law governing this Agreement, each party will indemnify and hold each harmless from any claims or liability resulting from Pilgrim's Pride's use of the Material, except insofar as such claims or liability result from the claims or liability results from the party causing the negligence or wrongdoing.

9. TERMINATION. This Agreement will terminate simultaneously with the termination of the LOI/Limited License/Option Agreement pursuant to the provisions of Paragraph 6 of said LOI/Limited License/Option Agreement.

10. MISCELLANEOUS. This Agreement (a) may not be assigned or transferred by any party without the prior written consent of the other party, except that MMI may assign this Agreement to an affiliated company or in connection with the merger, consolidation or sale of all or substantially all of its assets and (b) shall be governed by and construed in accordance with the substantive law of the State of Delaware.

MMI                                     PILGRIM'S PRIDE
METAMORPHIX, INC.                       PILGRIM'S PRIDE CORPORATION


Name:   /s/  Edwin C. Quattlebaum       Name:  /s/ David Van Hoose
        ---------------------------            ---------------------------
Title:  Chairman, President and CEO     Title: President, CEO and COO
        ---------------------------            ---------------------------
        duly authorized and attested           duly authorized and attested

Date of Execution: 11/15/00             Date of Execution:
                   --------

MetaMorphix, Inc.                       Pilgrim's Pride Corporation
1450 South Rolling Road                 110 S. Texas Street
Baltimore, Maryland 21227 U.S.A.        Pittsburg, Texas 75686 U.S.A.
Telephone  (410) 455-5880               Telephone  (903) 855-1000
           --------------                          --------------
Telecopier (410) 455-5885               Telecopier (903) 855-4160
           --------------                          --------------

                                       2